IMAX Corporation

Exhibit 99.1

IMAX CORPORATION

2525 Speakman Drive

Mississauga, Ontario, Canada L5K 1B1

Tel: (905) 403-6500 Fax: (905) 403-6450

www.imax.com

IMAX ANNOUNCES NEW SHARE-REPURCHASE PROGRAM

AND COST-REDUCTION INITIATIVE

•	Board authorizes new, $200M share-repurchase program
•	Company targets approximately $20M in annual cost savings to boost free cash flow, operating leverage
•	Capital allocation priorities remain focused on network growth, new initiatives and return of capital to shareholders

NEW YORK – June 12, 2017 – IMAX Corporation (NYSE: IMAX) today announced a number of actions aimed at increasing Company value, including the approval by the Company’s Board of Directors of a new share-repurchase program which authorizes the repurchase of up to $200 million of its common shares by June 30, 2020. In addition, the Company is implementing a cost-reduction plan that will target approximately $20 million in annualized cost savings aimed at increasing profitability, operating leverage and free cash flow.

“We are committed to expanding our theatre network, pursuing new initiatives and delivering value to shareholders,” said IMAX CEO Richard L. Gelfond. “Our confidence in the Company’s growth prospects is underscored by our recent buyback activity, and by today’s announcement of an additional buyback program for up to $200 million. A more streamlined cost structure will enable us to scale our business with increased efficiency and facilitate operating leverage during both strong and weak periods of box office. It also affords us the bandwidth to pursue important new initiatives, including original content and virtual reality.”

The Company’s previously announced $200 million repurchase program, which will conclude this month, is expected to result in the total repurchase of more than 6.4 million shares and a 4% net reduction in shares outstanding since the program began in 2014. This includes second-quarter-to-date repurchases of 1,468,100 shares.

As part of its cost-reduction plan IMAX expects approximately 100 full-time positions, including positions at IMAX China, will be eliminated, equal to roughly 14% of the Company’s full-time global workforce.

IMAX expects to report an aggregate pre-tax restructuring and impairment charge of approximately $15 million in 2017 in connection with its cost-reduction efforts. The Company further expects approximately $11 million of the restructuring and impairment charges will be recognized in the second quarter of 2017. The Company anticipates the cost savings to take effect beginning in the third quarter of 2017. IMAX will provide updated 2017 cost guidance on its upcoming second-quarter earnings call in late July.

“Our network has reached a size that enables us to monetize it in more ways than ever before,” continued Gelfond. “We have executed record signings and installations, secured long-term film deals with every major studio, have an exciting slate of films ahead of us and believe we are laying the groundwork for promising new business initiatives. Couple this with the efforts laid out today, and we believe our business is well-positioned to deliver greater operating leverage and shareholder value moving forward.”

Additional Information on Share Repurchase Program

Repurchases under the Company’s share repurchase program may be made either in the open market or through private transactions, subject to market conditions and applicable legal requirements. IMAX has no obligation to repurchase shares, and the share purchase program may be suspended or discontinued by the Company at any time. In addition, the $200 million authorization does not include shares repurchased in connection with the administration of employee share-based compensation plans.

Canadian securities laws regulate an issuer’s ability to make repurchases of its own securities. The Company has obtained an exemption from certain of these requirements, and the exemption permits the Company to repurchase up to 10% of its outstanding common shares in any 12-month period through the New York Stock Exchange under the Company’s repurchase programs. The conditions of the exemption are: (i) any repurchases made in reliance on the exemption must be permitted under, and part of, repurchase programs established and conducted in accordance with United States securities laws and NYSE rules, (ii) the aggregate number of common shares purchased in reliance on the exemption within any 12 months does not exceed 10% of the outstanding common shares at the beginning of the 12-month period, (iii) the common shares are not listed and posted for trading on an exchange in Canada, (iv) the exemption applies only to the acquisition of common shares by the Company within 36 months of the date of the exemption, and (v) prior to purchasing common shares in reliance on the exemption, the Company adheres to certain disclosure requirements.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theatres to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto and Los Angeles, with offices in London, Dublin, Tokyo, Shanghai and Beijing. As of March 31, 2017, there were 1,226 IMAX theatres (1,121 commercial multiplexes, 14 commercial destinations and 91 institutions) in 75 countries. On Oct. 8, 2015, shares of IMAX China, a subsidiary of IMAX Corp., began trading on the Hong Kong Stock Exchange under the stock code “HK.1970.”

IMAX®, IMAX® 3D, IMAX DMR®, Experience It In IMAX®, An IMAX 3D Experience®, The IMAX Experience®, IMAX Is Believing® and IMAX nXos® are trademarks of IMAX Corporation. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

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This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, references to future capital expenditures (including the amount and nature thereof), business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the “Company”) and expectations regarding the Company’s future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the signing of theater system agreements; conditions, changes and developments in the commercial exhibition industry; risks related to currency fluctuations; the performance of IMAX DMR films; the potential impact of increased competition in the markets within which the Company operates; competitive actions by other companies; the failure to respond to change and advancements in digital technology; the Company’s largest customer accounting for a significant portion of the Company’s revenue and backlog; risks related to new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security; risks related to the Company’s inability to protect its intellectual property; risks related to the Company’s implementation of a new enterprise resource planning system; general economic, market or business conditions; the failure to convert theater system backlog into revenue; changes in laws or regulations; and other factors, many of which are beyond the control of the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

For additional information please contact:

Investors:

IMAX Corporation, New York

Jessica Kourakos

212-821-0100

jkourakos@imax.com

Michael Mougias

212-821-0187

mmougias@imax.com

Business Media:

Sloane & Company, New York

Whit Clay

212-446-1864

wclay@sloanepr.com

Media:

IMAX Corporation, New York

Ann Sommerlath

212-821-0155

asommerlath@imax.com

Entertainment Media:

Principal Communications Group, Los Angeles

Melissa Zuckerman/Paul Pflug

323-658-1555

melissa@pcommgroup.com

paul@pcommgroup.com